UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2006

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 5.02(d)	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On Monday, December 11, 2006, Simmons First National Corporation Board of Directors approved the election of Stanley E. Reed as a director of the Company. Committee appointments for Mr. Reed are as follows: Nominating Compensation and Corporate Governance Committee and the SFNC Executive Committee.

Mr. Reed, president of Farm Bureau Mutual Insurance of Arkansas, is serving his fourth term as president of the Arkansas Farm Bureau. He has held numerous county and state chairmanships with Farm Bureau and the Southern Farm Bureau Casualty and Life Insurance Companies and  is currently vice chairman of the Southern Farm Bureau Casualty Company.

ITEM: 9.01	STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Exhibit 99.1	Press Release of the Company dated December 17, 2006, announcing the appointment of Stanley E. Reed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: December 15, 2006	/s/ Robert A. Fehlman____________________
Robert A. Fehlman, Executive Vice President
and Chief Financial Officer